McINTYRE, FREEDMAN & FLYNN INVESTMENT ADVISERS, INC.

CODE OF ETHICS

WHEREAS, McINTYRE, FREEDMAN & FLYNN INVESTMENT ADVISERS, INC. (the “Adviser”) is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and serves as Adviser to client accounts and the McIntyre Global Equity Fund (the “Trust”), a registered investment company under the Investment Company Act of 1940, as amended (the “ICA”); and

WHEREAS, Rule 17j-1 under the ICA and Rule 204A-1 under the Advisers Act require the Adviser and principal underwriter of the Trust, to adopt a Code of Ethics.

NOW, THEREFORE, the Adviser hereby adopts this Code of Ethics as of this 30th day of November 2004, replacing and revising the Code of Ethics adopted by the Adviser as of the 10th day of April 2000.

I.	DEFINITIONS

For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

A.
“Access Person” means any director, officer, general partner or Advisory Person of the Adviser who, with respect to any Trust or investment company registered under the ICA makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Reportable Securities being made by the Adviser to the Trust or any investment company registered under the ICA.

B.	“Advisory Person” means

1.
any employee of the Adviser, the Trust or its administrator (or of any entity in a control relationship with the Adviser, the Trust or its administrator, as defined in Section I.F hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of Reportable Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.
any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Adviser or Trust who obtains information (other than publicly available information) concerning recommendations made by the Adviser or the Trust with regard to the purchase or sale of a security.

C.	“Affiliated Persons” or “Affiliates” means

1.
any employee or Access Person of the Adviser or the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

2.
any account for which any of the persons described in C.1. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

3.
any partnership, corporation, joint venture, trust or other entity in which any employee of the Adviser or the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

D.
“Adviser’s Client Accounts” means accounts of any persons who receive from the Adviser investment advice, recommendations, research or analyses concerning securities and from whom the Adviser receives compensation. This definition is intended to include the Trust.

E.	“Beneficial ownership of a security” by any person includes securities held by:

1.	a spouse, minor children or relatives who share the same home with such person;

2.	an estate for such person’s benefit;

3.	a trust, of which

(a)	such person is a trustee or such person or members of such person’s immediate family have a vested interest in the income or corpus of the trust, or

(b)	such person owns a vested beneficial interest, or

(c)	such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries;

4.	a partnership in which such person is a partner;

5.	a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder;

6.	any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or

7.
such person’s spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time.

A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

F.
“Control” means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

G.	“Employee” means any employee of the Adviser.

H.
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

I.	“Investment Adviser” means

1.	McIntyre, Freedman & Flynn Investment Advisers, Inc., and any successor entity;

2.
any person (other than a bona fide officer, director, trustee, member of an advisory board, or employee of the Trust, as such) who pursuant to a contract with the Trust regularly furnishes advice to the Trust with respect to the desirability of investing in, purchase or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Trust; and

3.
any other person who pursuant to a contract with a person described in clause (2) regularly performs substantially all of the duties undertaken by such person described in clause (2); but does not include (i) a person whose advice is furnished solely through uniform publications distributed to subscribers thereto, (ii) a person who furnishes only statistical and other factual information, advice regarding economic factors and trends, or advice as to occasional transactions in specific securities, but without generally furnishing advice or making recommendations regarding the purchase or sale of securities, (iii) a company furnishing such services at cost to one or more investment companies, insurance companies, or other financial institutions, (iv) any person the character and amount of whose compensation for such services must be approved by a court, or (v) such other persons as the Securities and Exchange Commission may by rules and regulations or order determine not to be an investment adviser within the intent of Section 2(a)(2) of the ICA.

J.	“Investment Personnel” of the Adviser or the Trust means:

1.
Any employee of the Adviser or the Trust (or of any company in a control relationship to the Adviser or the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and

2.	Any natural person who controls the Adviser or the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

K.
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

L.
“Principal underwriter” of or for the Trust (unless the Trust becomes a closed-end company), or of any security issued by the Trust, means any underwriter who as principal purchases from the Trust, or pursuant to contract has the right (whether absolute or conditional) from time to time to purchase from the Trust, any security issued by the Trust for distribution, or who as agent for the Trust sells or has the right to sell any security issued by the Trust to a dealer or to the public or both, but does not include a dealer who purchases from the Trust through a principal underwriter acting as agent for such company. “Principal underwriter” of or for a closed-end company or any issuer which is not an investment company, or of any security issued by such a company or issuer, means any underwriter who, in connection with a primary distribution of securities, (A) is in privity of contract with the issuer or an affiliated person of the issuer; (B) acting alone or in concert with one or more other persons, initiates or directs the formation of an underwriting syndicate; or (C) is allowed a rate of gross commission, spread, or other profit greater than the rate allowed another underwriter participating in the distribution.

M.
“Reportable Fund” means; (i) Any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the ICA; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

N.	“Reportable Security” means the purchase and sale of any publicly traded equity or debt security or the option to purchase or sell same.

II.	COMPLIANCE WITH GOVERNING LAWS,
REGULATIONS AND PROCEDURES

A.
All employees shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

B.
All Access Persons required to report under this Code of Ethics are listed on Exhibit A. Employees beginning employment with the Adviser will be notified at the time of hire if they are Access Persons. Employees who are not Access Persons at the time of hire, may become Access Persons and such employees are obligated to comply with the reporting obligations set forth in this Code of Ethics and procedures adopted hereunder.

C.
Each employee will be given a copy of the Code of Ethics and any amendments thereto at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she has reviewed the Code of Ethics. Each employee shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics and the procedures adopted hereunder contained in Exhibit B to this Code of Ethics.

D.
All employees shall comply with all laws and regulations concerning insider trading and with the Adviser’s prohibition against insider trading contained in the “Insider Trading Procedures,” Exhibit C to this Code of Ethics. Trading on or communicating material non-public information, or “inside information,” of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

E.
All employees shall comply strictly with procedures established by the Adviser to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. Employees shall not knowingly participate in, assist, or condone (i) any act in violation of any statute or regulation governing securities matters or the Adviser, nor (ii) any act which would violate any provision of this Code of Ethics or the procedures adopted hereunder.

F.
Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust’s Code of Ethics or procedures, or the provisions of this Code of Ethics or procedures adopted hereunder.

G.
Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted hereunder have occurred shall report such evidence to the President of the Adviser or such other person as appointed in procedures adopted hereunder. Such action by the employee shall remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in procedures adopted hereunder.

III.	ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

A.
No Access Person shall recommend to, or cause or attempt to cause, the Adviser’s Client Accounts or the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) of which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person has first disclosed in writing to the President of the Adviser all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

B.	Limited Offerings and Initial Public Offerings:

1.
No employee shall acquire direct or indirect beneficial ownership of an unregistered security issues in a Limited Offering or an Initial Public Offering without obtaining the prior written approval of the President of the Adviser.

2.	The President of the Adviser will obtain the written approval of the Vice President of the Adviser prior to engaging in any of the transactions described in Section III, B. 1.

3.	Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that:

(a)	the investment is not suitable for the Trust or the Client Account;

(b)	the investment opportunity was unique to the individual circumstances of the employee; and

(c)	no overreaching would or could occur.

An employee who has been authorized to acquire securities in a Limited Offering must disclose such investment to the President of the Adviser when such employee plays a part in any subsequent consideration of any investment in the issuer by the Trust.

C.
If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the President of the Adviser in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The President of the Trust may, at his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the President of the Trust shall determine that the services of such Access Person are valuable to the Trust and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Trust.

IV.	REPORTING PROCEDURES

A.
Every Access Person shall report to the President of the Adviser the information described in Sections IV.B and IV.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

B.	Initial Holdings Report. Each Access Person, within ten days of becoming an Access Person, shall report to the Adviser, the following information, in the form of Exhibit D hereto:

1.	The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

3.	The date that the report is submitted by the Access Person.

C.
Quarterly Transactions Report. Each Access Person, within ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall report the following information, in the form of Exhibit E hereto:

1.	With Respect to Transactions During the Quarter In Reportable Securities:

(a)	The date of transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved;

(b)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	The price at which the transaction was effected; and

(d)	The name of the broker, dealer or bank with or through which the transaction was effected.

(e)	The date that the report is submitted by the Access Person.

2.	With Respect to New Accounts Established During the Quarter In Which Any Securities Were Held:

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report is submitted by the Access Person.

D.	Annual Holdings Report. Each Access Person, no later than 30 calendar days after December 31 of each year, shall report the following information in the form of Exhibit D hereto:

1.	The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial interest;

2.	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

3.	The date that the report is submitted by the Access Person.

In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one’s home, or in the trust department of a bank or trust company.

E.	Notwithstanding the provisions of Sections IV.A and IV.C hereof,

1.	no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

2.
no report is required from an Access Person of an investment company registered under the ICA if such investment company is a money market fund or an investment company that does not invest in Reportable Securities; and

3.
no Quarterly Transactions Report is required from an Access Person if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to that Access Person, if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within ten days after the end of the calendar quarter.

V.	REVIEW PROCEDURES

A.
The reports submitted by Access Persons pursuant to Section IV.C hereof shall be reviewed at least quarterly by the President of the Adviser, or such other persons or committees as shall be designated by the President of the Adviser, in order to monitor compliance with this Code of Ethics. The President shall report all failures to comply with this Code of Ethics to the Board of Trustees of the Trust.

B.
If it is determined by the President of the Adviser or the Board of Trustees of the Trust that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Adviser or the Board of Trustees of the Trust shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, the Adviser or the Board of Trustees of the Trust may take any preventive, remedial or other action which it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the Adviser or the Board of Trustees of the Trust shall consider all of the relevant facts and circumstances.

C.	At least annually, the Adviser shall furnish to the Board of Trustees of the Trust a written report that:

1.
Describes any issues arising under this Code of Ethics or procedures adopted hereunder, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted hereunder, and sanctions impose in response to such material violations; and

2.	Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

D.	The records created and maintained under this Code of Ethics shall be maintained as follows:

1.	A copy of each Code of Ethics for the Adviser in effect at any time in the last five years must be maintained in an easily accessible place.

2.
A record of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

3.	A record of all written acknowledgments for each person who is currently, or within the past five years was, an access person of the investment adviser.

4.
All Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports from Access Persons, including any broker trade confirmations or account statements provided in lieu of such reports, and all reports to the Trust shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

5.
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons in an Initial Public Offering or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

6.
A record of all persons currently or within the past five years who are or were access persons required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

EXHIBIT A

McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

List of Persons required to Report
Under Code of Ethics

EXHIBIT A-1

McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

List of Persons Designated to Review Reports
Under Code of Ethics

EXHIBIT B

McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

Code of Ethics Procedures

INTRODUCTION

McIntyre Freedman & Flynn Investment Advisers, Inc. (the “Adviser”) hereby adopts the following Procedures to apply to all Access Persons covered by the Code of Ethics:

I.	PROCEDURES

A.	CONFIDENTIALITY OF TRANSACTIONS

1.
Information relating to the portfolio, research and studies activities of the Adviser for the benefit of the Adviser’s Client Accounts, including McIntyre Global Equity Fund (the “Trust”), is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Trust, such information must not be disclosed to any persons other than persons designated by the President of the Adviser or the Board of Trustees of the Trust. If the Trust is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

2.
Any employee authorized to place orders for the purchase or sale of securities on behalf of the Trust shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or the Trust’s shareholders in the normal course of business.

3.
No employee shall disclose any non-public information relating to the portfolio or transactions of the Adviser or an Adviser’s Client Account, nor shall any employee disclose any non-public information relating to the operation of the Adviser unless properly authorized to do so.

4.
If any employee of the Adviser or the Trust or Access Person should obtain information concerning the Trust’s portfolio (including, the consideration by the Trust of acquiring any security, or recommending any security for the Trust’s portfolio), whether in the course of such person’s duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person’s services to the Trust to do so or such person is specifically authorized to do so by the President of the Adviser.

B.	ETHICAL STANDARDS

1.
The employees of the Adviser, the Trust and Access Persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or the Adviser’s Client Accounts, or the appearance of a conflict of interest, which may be otherwise detrimental to the interests of the Adviser or the Adviser’s Client Accounts, including the Trust.

2.
Every employee, in making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

3.	No employee shall undertake independent practice for compensation in competition with the Adviser or the Trust.

4.
No employee shall improperly use for such person’s benefit any knowledge, whether obtained through such person’s relationship with the Adviser or the Trust or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken, by the Adviser for the Adviser’s Client Accounts.

5.
Employees shall act in a manner consistent with their fiduciary obligation to the Adviser’s Client Accounts, and shall not deprive any of the Adviser’s Client Accounts of an investment opportunity on the list of current client holdings in order to personally benefit from that opportunity.

6.
Employees shall not accept directly or indirectly from a broker-dealer or other vendor who transacts business with the Adviser or the Adviser’s Client Accounts, any gifts, gratuities or other things of more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person’s duties or otherwise gives the appearance of a possibly impropriety. For this purpose, gifts, gratuities and other things of value shall not include unsolicited entertainment so long as such unsolicited entertainment is not so frequent or extensive as to raise any question of impropriety.

7.
The Adviser shall take all actions reasonably calculated to ensure that the Adviser engages broker-dealers to transact business with the Adviser or the Trust whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Section B.

8.
Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Adviser or the Trust) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Adviser or the Trust on the one hand, and its employees and Access Persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the Adviser’s Client Accounts including the Trust and for the account of any affiliated person or from the purchase or sale for the Adviser’s Client Accounts or the Trust of securities in which an Access Person or employee of the Adviser or the Trust, or his or her affiliates, has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the client.

9.
No Access Person shall serve on the board of directors/trustees of organizations (whether for profit or not for profit) that will or intend to raise proceeds through public solicitation or issuance of securities without prior written approval of the President of the Adviser. In the relatively small number of instances in which board service is authorized, Access Persons serving as directors normally should be isolated from those making investment decisions through firewalls or other procedures.

C.	PRE-CLEARANCE

1.
Before effecting a purchase or sale for an Access Person’s account (other than with respect to a non-Reportable Security), each Access Person must submit a completed Pre-Clearance of Personal Securities Transactions form (“Pre-Clearance Form”)(Exhibit G) to the President of the Adviser and obtain the President’s approval of the proposed transaction before executing the transaction.

2.
The Pre-Clearance Form will contain the following: name under which the transaction is to be made, security to be purchased or sold, trade date, purchase or sale, number of shares, price per share, brokerage firm through whom transaction is to be made, date and signature of employee.

(a)
If the request is granted, the Pre-Clearance Form will be signed and dated by the President of the Adviser and a copy will be returned to the employee. The written approval of personal securities transactions will be valid for 24 hours following the request.

(b)	The Pre-Clearance Form will be compared to duplicate statements sent to the Adviser to review employee’s actual trading activity and holdings.

(c)	After review of the Pre-Clearance Form and the duplicate statement, the date of review will be written on the employee’s duplicate statement and then initialed by the reviewer.

(d)	All purchases or sales by the President in securities (or options) held by a Client Account or the Trust will be pre-cleared and reviewed by the Vice President of the Adviser.

III. AMENDMENTS

These procedures may be amended from time to time by the Adviser.

EXHIBIT C
McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

Insider Trading Procedures

I.	LIABILITY FOR INSIDER TRADING.

The unlawful use of inside information subjects the person engaged in the unlawful trading and, among them, his/her employer, to civil liability. The SEC may impose, for the first offense, civil penalties of $ 1 million or three times any profits obtained or losses avoided against controlling persons and $2.5 million for corporations for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision. The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by its directors, officers and employees.

Failing to do so can be a predicate for an SEC enforcement action and, if violations occur, the SEC may seek to recover these new civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.

SEC Rule 10b-5 is the principal statutory prohibition against trading based upon material nonpublic information.

SEC Rule 14e-3 under the 1934 Act, establishes a "disclose or abstain from trading" proscription that applies to any person possessing material nonpublic information that relates to a tender offer by another person (offeror), which information he/she knows or has reason to know originated, directly or indirectly, from that offeror or the target company.

Racketeer Influenced and Corrupt Organizations Act ("civil RICO"), permits persons injured by a racketeering activity, as defined by the Act, to recover treble damages.

II.	DEFINITIONS.

A.	"Controlling Person(s)" - can be anyone with the power to influence or control the direction or the management, policies, or activities of another person, whether or not the power is exercised.

B.
"Employee and Employee-Related Accounts" - shall include the employee, parents, mother-in-law or father-in-law, husband or wife, brother and sister, brother-in-law or sister-in-law, minor children and any other relative or person residing with the employee or to whose support the employee contributes; it shall also be considered a "related" account if the employee has the ability to influence specific trading decisions and/or has a direct beneficial interest.

C.
"Front-Running" - is the trading of securities by proprietary, employee and employee-related accounts prior to the dissemination of the firm's research report to the public. The front-running concept is that the firm has an advantage of trading on the information contained in the report before the public has time to digest the information, and make an informed investment decision.

D.
“Insider” - includes directors, officers and employees of a company, and may also include directors, officer or employees of a company’s subsidiary. A person may become a temporary Insider if they enter into a special, confidential relationship with a company in the conduct of its affairs by virtue of which the person has access to non-public information developed for the company. Temporary Insiders may include attorneys, accountant, consultants, and employees of a company’s major customers or a company’s material business partners.

E.	"Material Information" - Information is material if a reasonable investor would consider the information important in making an investment decision.

F.	"Need to Know Rules" - Limit the passing of confidential information only to those employees with a legitimate reason for having the information.

G.
"Non-public Information" - information shall be deemed nonpublic if it has not been either effectively communicated to the market and the market has had time to “absorb” the information. Information is considered public after it is has been filed in a report with the SEC, or widely disseminated either by wire service (such as Dow Jones or Reuters), in one or more newspapers of general circulation (such as the Wall Street Journal), or otherwise communicated from the company involved to its shareholders.

H.	"Tippee" - A "tippee" is a person who receives a "tip". He/she is considered an insider and subject to the disclose-or-refrain prohibition.

III.	INSIDER TRADING.

A.	Insider Trading includes the following general concepts:

1.	trading by an insider while in possession of material non public information;

2.
trading by non-insiders while in possession of material non public information either improperly obtained by the non-insider or disclosed to the non-insider by an insider in violation of the insider’s duty to keep such information confidential; and

3.	communicating material non-public information to others.

B.	All employees of McIntyre, Freedman & Flynn Investment Advisers, Inc. (“the Adviser”), including temporary employees, are prohibited from engaging in Insider Trading in personal and client accounts.

C.
All employees of the Adviser, including temporary employees, shall notify the President of the Adviser if they learn of or have reason to believe that any employee of the Adviser has caused or participated in a transaction that may constitute Insider Trading.

IV.	EFFECTIVE COMPLIANCE MONITORING.

A.
Annual Employee Attestation of Understanding Insider Trading Rules. Annually, each employee will be required to read and sign the Annual Employee Certification which will acknowledge that the employee has read and understands the Insider Trading Policy.

B.	Periodic Employee Reminders. As necessary, the President of the Adviser will distribute periodic memos informing employees of any changes or updates concerning Insider Trading.

C.	Regular Trading Review.

1.
On a regular basis, the President of the Adviser, or a person designated by the President, will conduct a review on insider trading utilizing a Master Transaction Summary. The summary lists information on securities traded, client accounts traded, pricing and commissions paid for a selected range of dates and will be compared to employee brokerage statements.

2.
The President of the Adviser will review a report listing those instances in which the regular trading review reflects employee/proprietary account trading activity involving particular securities or unusual activity for which follow-up is necessary to obtain an explanation of the trading activity.

3.
The report will contain the following: name of the security, the date the investigation commenced, and identification of the accounts involved. The President of the Adviser will obtain an explanation of the trading activity and document a summary of the disposition.

D.
Review of Employee Trade Activity. To reasonably ensure employee trades do not violate the provisions of the Securities Exchange Act of 1934 and the Insider Trading and Securities Fraud Act of 1988, the following procedure for review of employee accounts is established.

1.	All employee related accounts are to be carefully reviewed for excessive trading and/or large orders as an indication of insider trading.

2.
Duplicate confirms and/or statements of all accounts in which any employee has a beneficial interest or discretionary authority must be mailed to the Compliance Department. Employees must arrange for duplicate trade confirmations and/or monthly statements to be sent to the Compliance Department. (Employees may satisfy this obligation by completing and submitting Exhibit F to each bank, broker dealer or other financial institution at which an account is held.)

3.	After the confirms or statements are reviewed, the date of review is written on the confirm and then initialed by the reviewer.

E.
Enforcement of the foregoing procedures. The foregoing procedures shall be maintained and enforced by the President. All employees are directed and encouraged to consult with the President concerning the implementation and interpretation of these procedures.

F.
Record keeping Requirements. All records evidencing the monitoring review for Insider Trading will be maintained in accordance with SEC Rule 17a-4. Furthermore, all documentation obtained in conducting investigations of possible insider trading violations will also be maintained in accordance with 17a-4.

G.
Employee Training. The training effort consists of education about The Adviser policies and procedures and securities laws during the initial orientation period, followed by memoranda, reinforcement of the policies and procedures and keeping employees abreast of significant judicial regulatory and industry developments will provide the employee with up to date information as well as ensuring employee awareness.

V.	EMPLOYEE CONDUCT.

The Adviser has an obligation to its clients to act in both a prudent and lawful manner. Employees of the Adviser are prohibited from engaging in any Personal Securities Transaction which:

A.	would result in the buying or selling of securities in competition with buy or sell orders of, or on behalf of, clients or operate to the detriment of clients;

B.	would be for the purpose of, or result in, the buying or selling of securities to take advantage of recent or imminent trades of clients;

C.
would take place before a sufficient period of time has elapsed after an open-market purchase or sale of securities by, or on behalf of any client, for the effects of such purchase or sale on the market price to dissipate; or

D.	would result in the employee taking advantage of inside information to the detriment of the public customer.

Employee Information

Please Print:

Name:  _________________________________

Date:    _________________________________
Directions:

THE DOCUMENT ENTITLED "McINTYRE, FREEDMAN & FLYNN INSIDER TRADING PROCEDURES" WILL BE PERIODICALLY RE-DISTRIBUTED FOR YOUR REVIEW AND RE-AFFIRMATION. IF THIS IS YOUR INITIAL ACKNOWLEDGMENT OF AND AGREEMENT TO COMPLY WITH THIS POLICY, DATED APRIL 2000, AS REVISED NOVEMBER 2004, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTION I. IF YOU HAVE PREVIOUSLY SIGNED AN "ACKNOWLEDGMENT OF POLICIES AND AGREEMENT TO COMPLY" WITH THE POLICIES AND PROCEDURES IN THESE DOCUMENTS, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTIONS I AND II. RETURN THE COMPLETED FORM TO THE COMPLIANCE OFFICER.

NAME:  _________________________________________
(Please print)

Section I: Acknowledgment of policies and Agreement to Comply

I have read the policies and procedures set forth in the memorandum entitled "Insider Trading Procedures" dated April 2000 as revised November 2004. I understand these policies and procedures and I agree to comply with those policies and procedures during the course of my employment with McIntyre, Freedman & Flynn Investment Advisers, Inc., or its affiliates.

_____________________
Date

________________________________________
Signature

Section II: Affirmation of prior Compliance

Since the time of my last affirmation, I have complied with all policy provisions contained in the Insider Trading Procedures.

_____________________
Date

________________________________________
Signature

EXHIBIT D
McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

ASSET DISCLOSURE FORM OF ACCESS PERSONS

AS OF _________________ [DATE]	☐ Initial
☐ Annual
Instructions
1. List each Reportable Security in each Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2. Deadline for Submission:

Initial: You must submit this form within 10 days of becoming an Access Person

Annual: You must submit this form no later than January 30 of each year. Write “none” if you did not hold any Reportable Securities at year-end.

3. You must complete and sign this form whether or not you or your broker sends statements directly to the Compliance Officer.

Name of Security[1]	Name of Broker, Dealer or Bank	No. of Shares or Principal Amount	Registration on Account	Nature of Interest

Certifications:  I hereby certify that:

1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
2. I have read the Code of Ethics, the Code of Ethics Procedures, and the Insider Trading Procedures and certify that I am in compliance with them.
3. This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date: __________________   Signature: ____________________

Name: _______________________

1  Including interest rate and maturity, if applicable.

D-1

EXHIBIT E
McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.
QUARTERLY SECURITY TRANSACTION REPORT OF ACCESS PERSONS
For The Calendar Quarter Ended __________

Instructions
1. List transactions in Reportable Securities held in any account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.
2. Write “none” if you had no transactions in Reportable Securities during the quarter.
3. You must submit this form within 10 days after the end of the calendar quarter.
4. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.
5. For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

Name of Security[2]	Date of Transaction	Purchase/ Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date Established

Certifications: I hereby certify that:
1. The information provided above is correct.
2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:  ___________________            Signature: ______________________

Name: _________________________

2    Including interest rate and maturity, if applicable.

E-1

EXHIBIT F

Duplicate Copies of Confirmations and Statements
1.To:

2.From: ______________________________________

Dear Sir or Madam:

I am an employee of McIntyre Freedman & Flynn Investment Advisers, Inc., a registered investment adviser. Please arrange for duplicate copies of statements and confirmations concerning my accounts to be sent directly to:

Compliance Officer,
McIntyre Freedman & Flynn Investment Advisers, Inc.
P.O. Box 1689
Orleans, MA 02653

I maintain, have an interest in, or exercise investment control over, the following accounts at your institution:
3.
Account Title	Account Number

Dated: ____________

4  Employee Signature:_____________________________
5  Name & Address:  ______________________________
                                                                     ______________________________

F-1

INSTRUCTIONS: DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS FORM

Complete this form for each
brokerage firm, investment adviser, bank or other financial institution at which you:
maintain an account,
have an interest in an account, or
exercise investment control over an account.

Please type or print the information requested.

1.	Broker/Institution’s Name and Mailing Address: List the name and mailing address of each brokerage firm, investment adviser, bank, or other financial institution maintaining the account.

2.	Your name.

3.
Account Title and Number: List the complete account title and number for your own securities accounts as well as those accounts in which you have a beneficial interest or over which you exercise investment control.

4.	Employee’s Signature. Sign the form and mail it to the broker or other financial institution.

5.	Print your name and address.

Mail this completed form to the broker or other financial institution.

F-2

EXHIBIT G
McINTYRE, FREEDMAN & FLYNN
INVESTMENT ADVISERS, INC.

Pre-Clearance of Personal Securities Transactions
PART 1: To be completed by employee seeking pre-clearance.

Employee Name:
Date of Request: Date Request Granted:٭
Name of Issuer/Security:
Quantity (specify Par/Shares/Contracts):
Is this a purchase or sell transaction?
Is this security a new issue (IPO)?
Is this an unregistered or private placement security?

Employee Certification:

I have read the McIntyre Freedman & Flynn Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures within the past year, and I believe that this transaction complies with the Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures.

Employee’s Signature:

Part II: To be completed by Compliance Office

1.	Issuer/Security Name:
2.	Does the McIntyre Global Equity Fund or a client account currently hold this security?

Approved By:

Reviewed By:
(Compliance Officer)

Comments:

Notes
The following transactions are exempted from the pre-clearance and/or reporting process, even if the security involved requires pre-clearance and/or reporting:
- Automatic reinvestment plans for securities (the initial investment is not exempted from this process)
- Investments in open-end investment companies other than Reportable Funds.
- Purchases and sales that are non-volitional
Private securities transactions involving securities that require pre clearance and/or reporting are not exempted from this process.

* Trades must be executed within 24 hours of approval being granted.

G-1